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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-[______]) and related Prospectus of Elite Pharmaceuticals, Inc. for the registration of Class C Warrants and shares of its common stock issuable thereunder and to the incorporation by reference therein of our report dated May 10, 2002 with respect to the consolidated financial statements of Elite Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended March 31, 2002, filed with the Securities and Exchange Commission.

                                  /s/ Miller, Ellin & Company, LLP


New York, New York
December 5, 2002